EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer (814) 726-2140

William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Quarterly Earnings and Dividend Declaration

Warren, Pennsylvania — April 23, 2012

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2012 of $15.2 million, or $0.16 per diluted share.  This represents a decrease of $2.1 million, or 12.0%, compared to the same quarter last year when net income was $17.3 million, or $0.16 per diluted share, and unchanged compared to the quarter ended December 31, 2011 when net income was also $15.2 million, or $0.16 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.29% and 0.76% compared to 5.39% and 0.86% for the same quarter last year and 5.23% and 0.76% for the quarter ended December 31, 2011.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per share payable on May 17, 2012, to shareholders of record as of May 3, 2012.  This represents the 70th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “Although Northwest’s earnings for the most recent quarter remain flat from the previous quarter and lower than a year ago, there are many positive trends to report.  We experienced net loan growth of $56 million with commercial and commercial real estate loans increasing by $61 million, or 3.3%.  Asset quality experienced the most significant improvement in many years as loans delinquent 60 days or more decreased nearly $17 million, or 14.3% during the quarter and are down $37 million, or 27.1% from a year ago.  Despite this improvement in credit quality, our provision for loan losses decreased only $1 million, or 13.2% from the same quarter last year as we remain cautious about the sustainability of the economic recovery.  Given the recent trading ranges for our common stock, we did not repurchase shares this quarter as we continue to be opportunistic with our buyback program.  Finally, we continue to address the various provisions of the FDIC’s Consent Order, all of which relate to consumer compliance, in an effort to be released from this oversight as soon as possible.”

Net interest income decreased by $1.6 million, or 2.4%, to $65.4 million for the quarter ended March 31, 2012, from $67.0 million for the quarter ended March 31, 2011, which was primarily attributable to decreases in interest income from loans of $2.3 million, or 2.9%, and from investment securities of $2.5 million, or 24.6%.  Partially offsetting this decrease was a $3.1 million, or 19.4% decrease in interest expense on deposit accounts. These changes from the previous year were primarily due to decreases in market interest rates.

The provision for loan losses decreased by $957,000, or 13.2%, to $6.3 million for the quarter ended March 31, 2012, from $7.2 million for the quarter ended March 31, 2011.  As of March 31, 2012, the allowance for loan losses was $72.9 million, or 1.30% of total loans, compared to $76.5 million, or 1.39% of total loans, as of March 31, 2011.  Net charge-offs for the quarter ended March 31, 2012 were $4.5 million, or 0.32% of average loans on an annualized basis, compared to $7.2 million, or 0.52% of average loans on an annualized basis, in the previous year. Nonperforming loans decreased $31.1 million, or 19.9%, and the ratio of nonperforming assets to total assets decreased to 1.91% from 2.16% when compared to last year.

Noninterest income decreased by $686,000, or 4.8%, to $13.6 million for the quarter ended March 31, 2012, from $14.3 million in the prior year due primarily to an increase in the loss on real estate owned of $1.0 million.  Our inventory of foreclosed properties, currently valued at $28.9 million, continues to be actively managed and this increase resulted both from losses on the sale of properties and write-downs on some of the remaining properties.

Noninterest expense increased by $1.9 million, or 3.8%, to $51.3 million for the quarter ended March 31, 2012, from $49.4 million in the prior year period due primarily to an increase in compensation and employee benefits expense of $2.3 million, or 9.2%.  This increase is the result of the adding employees, primarily in the areas of commercial lending, loan servicing, credit review and regulatory compliance and increases in pension expense and health insurance expense.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 168 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company and the FDIC Consent Order. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	March 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$85,050	94,276
Interest-earning deposits in other financial institutions	672,887	593,388
Federal funds sold and other short-term investments	952	633
Marketable securities available-for-sale (amortized cost of $894,232 and $885,408)	919,578	908,349
Marketable securities held-to-maturity (fair value of $224,630 and $239,412)	216,956	231,389
Total cash, interest-earning deposits and marketable securities	1,895,423	1,828,035

Loans held for sale	14,222	967
Residential mortgage loans	2,412,711	2,396,399
Home equity loans	1,058,938	1,084,786
Other consumer loans	237,591	245,689
Commercial real estate loans	1,475,576	1,435,767
Commercial loans	408,894	387,911
Total loans receivable	5,607,932	5,551,519
Allowance for loan losses	(72,941)	(71,138)
Loans receivable, net	5,534,991	5,480,381

Federal Home Loan Bank stock, at cost	47,090	48,935
Accrued interest receivable	25,072	24,599
Real estate owned, net	28,895	26,887
Premises and Equipment, net	133,599	132,152
Bank owned life insurance	134,615	133,524
Goodwill	171,882	171,882
Other intangible assets	1,828	2,123
Other assets	95,613	109,187
Total assets	$8,069,008	7,957,705

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$732,361	658,560
Interest-bearing demand deposits	833,342	800,676
Savings deposits	2,124,269	2,036,272
Time deposits	2,179,789	2,284,817
Total deposits	5,869,761	5,780,325
Borrowed funds	836,410	827,925
Advances by borrowers for taxes and insurance	27,683	23,571
Accrued interest payable	1,119	1,104
Other liabilities	68,466	66,782
Junior subordinated debentures	103,094	103,094
Total liabilities	6,906,533	6,802,801

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 97,593,396 shares and 97,493,046 shares issued, respectively	976	975
Paid-in-capital	660,933	659,523
Retained earnings	547,352	543,598
Unallocated common stock of Employee Stock Ownership Plan	(25,568)	(25,966)
Accumulated other comprehensive loss	(21,218)	(23,226)
Total shareholders’ equity	1,162,475	1,154,904
Total liabilities and shareholders’ equity	$8,069,008	7,957,705

Equity to assets	14.41%	14.51%
Tangible common equity to assets	12.52%	12.60%
Book value per share	$11.91	$11.85
Tangible book value per share	$10.13	$10.06
Closing market price per share	$12.70	$12.44
Full time equivalent employees	1,975	1,950
Number of banking offices	168	168

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income - Unaudited

(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,		December 31,
	2012	2011	2011
Interest income:
Loans receivable	$78,159	80,457	79,930
Mortgage-backed securities	4,691	6,756	5,077
Taxable investment securities	573	398	776
Tax-free investment securities	2,446	3,074	2,600
Interest-earning deposits	380	407	423
Total interest income	86,249	91,092	88,806

Interest expense:
Deposits	12,944	16,063	14,227
Borrowed funds	7,899	7,989	8,041
Total interest expense	20,843	24,052	22,268

Net interest income	65,406	67,040	66,538
Provision for loan losses	6,287	7,244	10,502
Net interest income after provision for loan losses	59,119	59,796	56,036

Noninterest income:
Impairment losses on securities	(545)	—	(1,504)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	307	—	1,074
Net impairment losses	(238)	—	(430)
Gain on sale of investments, net	44	4	157
Service charges and fees	8,425	8,928	8,630
Trust and other financial services income	2,116	1,910	1,967
Insurance commission income	1,718	1,380	1,582
Loss on real estate owned, net	(1,070)	(27)	(466)
Income from bank owned life insurance	1,117	1,166	1,199
Mortgage banking income/ (loss0	531	197	(29)
Other operating income	997	768	1,428
Total noninterest income	13,640	14,326	14,038

Noninterest expense:
Compensation and employee benefits	27,838	25,499	25,434
Premises and occupancy costs	5,748	6,191	5,556
Office operations	3,324	3,100	3,286
Processing expenses	6,142	5,767	5,982
Marketing expenses	2,036	1,959	3,098
Federal deposit insurance premiums	1,620	2,427	933
Professional services	1,697	1,256	1,441
Amortization of intangible assets	295	491	374
Real estate owned expense	740	431	462
Other expense	1,836	2,257	1,870
Total noninterest expense	51,276	49,378	48,436

Income before income taxes	21,483	24,744	21,638
Income tax expense	6,302	7,491	6,463

Net income	$15,181	17,253	15,175

Basic earnings per share	$0.16	0.16	0.16

Diluted earnings per share	$0.16	0.16	0.16

Annualized return on average shareholders’ equity	5.29%	5.39%	5.23%
Annualized return on average assets	0.76%	0.86%	0.76%

Basic common shares outstanding	94,115,522	106,571,262	93,675,589
Diluted common shares outstanding	94,665,333	107,258,320	93,972,187

Northwest Bancshares, Inc. and Subsidiaries

Asset Quality

(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2012	2011	2011	2010
Allowance for loan losses
Beginning balance	$71,138	76,412	76,412	70,403
Provision	6,287	7,244	34,170	40,486
Charge-offs residential mortgage	(1,043)	(1,205)	(4,198)	(4,497)
Charge-offs home equity	(892)	(2,255)	(4,734)	(4,104)
Charge-offs other consumer	(1,287)	(1,232)	(5,283)	(6,390)
Charge-offs commercial real estate	(1,473)	(2,276)	(12,508)	(12,576)
Charge-offs commercial	(649)	(1,041)	(15,641)	(9,305)
Recoveries	860	803	2,920	2,395
Ending balance	$72,941	76,450	71,138	76,412

Net charge-offs to average loans, annualized	0.32%	0.52%	0.72%	0.63%

	March 31,		December 31,
	2012	2011	2011	2010
Nonperforming loans	$125,013	156,158	131,105	148,391
Real estate owned, net	28,895	19,682	26,887	20,780
Nonperforming assets	$153,908	175,840	157,992	169,171

Non-accrual troubled debt restructuring *	$29,606	37,393	29,575	41,740
Accruing troubled debt restructuring	37,697	23,925	39,854	10,865
Total troubled debt restructuring	$67,303	61,318	69,429	52,605

Nonperforming loans to total loans	2.23%	2.85%	2.36%	2.68%

Nonperforming assets to total assets	1.91%	2.16%	1.99%	2.08%

Allowance for loan losses to total loans	1.30%	1.39%	1.28%	1.38%

Allowance for loan losses to nonperforming loans	58.35%	48.96%	54.26%	51.49%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Non-accrual loans delinquency

(Dollars in thousands)

	March 31, 2012	December 31, 2011	March 31, 2011

Non-accrual loans current:
Residential mortgage loans	$—	—	—
Home equity loans	—	—	—
Other consumer loans	—	—	—
Commercial real estate loans	18,462	13,057	8,372
Commercial loans	4,232	13,480	15,292
Total non-accrual loans current	$22,694	26,537	23,664

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	—	—
Home equity loans	—	—	—
Other consumer loans	—	—	—
Commercial real estate loans	3,068	3,274	2,472
Commercial loans	6,258	90	3,072
Total non-accrual loans delinquent 30 days to 59 days	$9,326	3,364	5,544

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$—	—	—
Home equity loans	—	—	—
Other consumer loans	—	—	—
Commercial real estate loans	2,269	1,560	1,422
Commercial loans	534	3,808	691
Total non-accrual loans delinquent 60 days to 89 days	$2,803	5,368	2,113

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$28,696	28,221	28,587
Home equity loans	9,100	9,560	9,300
Other consumer loans	1,983	2,667	2,914
Commercial real estate loans	34,601	44,603	61,561
Commercial loans	15,810	10,785	22,475
Total non- accrual loans delinquent 90 days or more	$90,190	95,836	124,837

Total non-accrual loans	$125,013	131,105	156,158

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	March 31,			December 31,			March 31,
	2012		*	2011		*	2011		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	366	$29,414	1.2%	427	$33,671	1.4%	365	$30,370	1.3%
Home equity loans	201	7,086	0.7%	222	7,426	0.7%	161	5,607	0.5%
Other consumer loans	647	2,854	1.2%	903	4,854	2.0%	659	2,891	1.2%
Commercial real estate loans	77	9,275	0.6%	104	10,680	0.7%	86	12,669	0.9%
Commercial loans	29	7,069	1.7%	32	2,027	0.5%	60	12,519	2.9%
Total loans delinquent 30 days to 59 days	1,320	$55,698	1.0%	1,688	$58,658	1.1%	1,331	$64,056	1.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	22	$1,466	0.1%	99	$8,629	0.4%	48	$4,154	0.2%
Home equity loans	50	2,313	0.2%	47	1,953	0.2%	52	2,355	0.2%
Other consumer loans	262	1,083	0.5%	412	1,787	0.7%	262	1,036	0.4%
Commercial real estate loans	27	3,203	0.2%	38	3,122	0.2%	35	3,322	0.2%
Commercial loans	16	1,376	0.3%	25	4,958	1.3%	15	973	0.2%
Total loans delinquent 60 days to 89 days	377	$9,441	0.2%	621	$20,449	0.4%	412	$11,840	0.2%

Loans delinquent 90 days or more:
Residential mortgage loans	275	$28,696	1.2%	273	$28,221	1.2%	260	$28,587	1.2%
Home equity loans	167	9,100	0.9%	177	9,560	0.9%	188	9,300	0.9%
Other consumer loans	348	1,983	0.8%	456	2,667	1.1%	380	2,914	1.2%
Commercial real estate loans	120	34,601	2.3%	131	44,603	3.1%	177	61,561	4.5%
Commercial loans	56	15,810	3.9%	66	10,785	2.8%	75	22,475	5.2%
Total loans delinquent 90 days or more	966	$90,190	1.6%	1,103	$95,836	1.7%	1,080	$124,837	2.3%

Total loans delinquent	2,663	$155,329	2.8%	3,412	$174,943	3.2%	2,823	$200,733	3.7%

* - Represents delinquency, in dollars, divided by the respective total amount of that class of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Analysis of loan portfolio by geographic location as of March 31, 2012:

(Dollars in thousands)

Loans outstanding:

	Residential mortgage	(1)	Home equity	(2)	Other consumer	(3)	Commercial real estate loans	(4)	Commercial loans	(5)	Total	(6)

Pennsylvania	$2,015,380	83.1%	902,239	85.1%	218,386	91.9%	859,567	58.4%	287,648	70.4%	4,283,220	76.4%
New York	159,926	6.6%	103,293	9.8%	10,980	4.6%	364,810	24.7%	53,588	13.1%	692,597	12.4%
Ohio	19,888	0.8%	11,423	1.1%	3,018	1.3%	38,948	2.6%	11,076	2.7%	84,353	1.5%
Maryland	163,022	6.7%	32,526	3.1%	1,414	0.6%	135,606	9.2%	22,650	5.5%	355,218	6.3%
Florida	26,473	1.1%	7,733	0.7%	1,279	0.5%	40,533	2.7%	16,083	3.9%	92,101	1.6%
All other	42,244	1.7%	1,724	0.2%	2,514	1.1%	36,112	2.4%	17,849	4.4%	100,443	1.8%
Total	$2,426,933	100.0%	1,058,938	100.0%	237,591	100.0%	1,475,576	100.0%	408,894	100.0%	5,607,932	100.0%

(1) - Percentage of total mortgage loans

(2) - Percentage of total home equity loans

(3) - Percentage of total other consumer loans

(4) - Percentage of total commercial real estate loans

(5) - Percentage of total commercial loans

(6) - Percentage of total loans

Loans 90 days or more delinquent:

	Residential mortgage	(7)	Home equity	(8)	Other consumer	(9)	Commercial real estate loans	(10)	Commercial loans	(11)	Total	(12)

Pennsylvania	$17,794	0.9%	5,352	0.6%	1,943	0.9%	14,663	1.7%	5,755	2.0%	45,507	1.1%
New York	1,181	0.7%	1,390	1.3%	31	0.3%	6,400	1.8%	294	0.5%	9,296	1.3%
Ohio	390	2.0%	77	0.7%	2	0.1%	88	0.2%	17	0.2%	574	0.7%
Maryland	4,707	2.9%	1,640	5.0%	—	0.0%	5,361	4.0%	2,531	11.2%	14,239	4.0%
Florida	3,894	14.7%	613	7.9%	7	0.5%	412	1.0%	4,625	28.8%	9,551	10.4%
All other	730	1.7%	28	1.6%	—	0.0%	7,677	21.3%	2,588	14.5%	11,023	11.0%
Total	$28,696	1.2%	9,100	0.9%	1,983	0.8%	34,601	2.3%	15,810	3.9%	90,190	1.6%

(7) - Percentage of total mortgage loans in that geographic area

(8) - Percentage of total home equity loans in that geographic area

(9) - Percentage of total other consumer loans in that geographic area

(10) - Percentage of total commercial real estate loans in that geographic area

(11) - Percentage of total commercial loans in that geographic area

(12) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries

Investment Portfolio

(Dollars in thousands)

Marketable securities available-for-sale as of March 31, 2012:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$56	—	—	56

Debt issued by government sponsored enterprises:
Due in one year - five years	26,296	44	—	26,340
Due in five years - ten years	29,163	474	—	29,637
Due after ten years	9,125	—	(35)	9,090

Equity securities	12,398	4,676	(3)	17,071

Municipal securities:
Due in one year - five years	8,880	245	—	9,125
Due in five years - ten years	26,427	1,093	—	27,520
Due after ten years	116,529	5,905	(110)	122,324

Corporate trust preferred securities:
Due in one year or less	500	—	—	500
Due after ten years	25,019	275	(6,135)	19,159

Mortgage-backed securities:
Fixed rate pass-through	102,152	7,528	(16)	109,664
Variable rate pass-through	129,112	6,636	(4)	135,744
Fixed rate non-agency CMO	8,280	178	(307)	8,151
Fixed rate agency CMO	143,158	3,126	—	146,284
Variable rate non-agency CMO	1,023	—	(135)	888
Variable rate agency CMO	256,114	2,038	(127)	258,025

Total mortgage-backed securities	639,839	19,506	(589)	658,756

Total marketable securities available-for-sale	$894,232	32,218	(6,872)	919,578

Marketable securities held-to-maturity as of March 31, 2012:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Municipal securities:
Due in five years - ten years	3,678	171	—	3,849
Due after ten years	69,592	3,649	—	73,241

Mortgage-backed securities:
Fixed rate pass-through	22,815	1,117	—	23,932
Variable rate pass-through	8,649	54	—	8,703
Fixed rate agency CMO	100,008	2,436	—	102,444
Variable rate agency CMO	12,214	247	—	12,461

Total mortgage-backed securities	143,686	3,854	—	147,540

Total marketable securities held-to-maturity	$216,956	7,674	—	224,630

Issuers of mortgage-backed securities as of March 31, 2012:
Fannie Mae	$327,066	10,624	(84)	337,606
Ginnie Mae	132,296	4,012	(8)	136,300
Freddie Mac	296,401	8,546	(21)	304,926
SBA	17,744	—	(34)	17,710
Non-agency	10,018	178	(442)	9,754
Total	$783,525	23,360	(589)	806,296

Northwest Bancshares, Inc. and Subsidiaries

Investment Portfolio - Continued

(Dollars in thousands)

	Book	As a %
	value	of book
	3/31/2012	value
Municipal securities by state:
Pennsylvania
School district	$107,395	47.7%
General obligation	37,329	16.6%
Revenue bonds	4,709	2.1%
Total Pennsylvania	149,433	66.4%
New York	33,711	15.0%
Ohio	6,427	2.9%
All other states	35,535	15.8%
	$225,106

Average Balance Sheet - unaudited

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended March 31,
	2012			2011
			Avg.			Avg.
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(h)	Cost	Balance	(h)	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,579,071	78,691	5.67%	$5,516,254	80,847	5.89%
Mortgage-backed securities (c)	746,954	4,691	2.51%	926,349	6,756	2.92%
Investment securities (c) (d)	343,059	4,336	5.06%	354,786	5,128	5.78%
FHLB stock	48,246	—	—	58,845	—	—
Other interest-earning deposits	658,747	380	0.23%	685,864	407	0.24%

Total interest-earning assets	7,376,077	88,098	4.80%	7,542,098	93,138	4.96%

Noninterest earning assets (e)	615,734			592,981

Total assets	$7,991,811			$8,135,079

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,100,312	1,106	0.40%	$1,063,696	1,429	0.55%
Interest-bearing demand accounts	785,935	227	0.12%	773,633	232	0.12%
Money market accounts	976,194	965	0.40%	915,768	1,155	0.51%
Certificate accounts	2,236,823	10,646	1.91%	2,431,952	13,247	2.21%
Borrowed funds (f)	833,843	6,477	3.12%	847,784	6,584	3.15%
Junior subordinated debentures	103,094	1,422	5.46%	103,094	1,405	5.45%

Total interest-bearing liabilities	6,036,201	20,843	1.38%	6,135,927	24,052	1.59%

Noninterest bearing liabilities (g)	801,157			701,633

Total liabilities	6,837,358			6,837,560

Shareholders’ equity	1,154,453			1,297,519

Total liabilities and shareholders’ equity	$7,991,811			$8,135,079

Net interest income/ Interest rate spread		67,255	3.42%		69,086	3.37%

Net interest-earning assets/ Net interest margin	$1,339,876		3.65%	$1,406,171		3.66%

Ratio of interest-earning assets to interest-bearing liabilities	1.22X			1.23X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.63% and 5.87%, respectively, Investment securities - 3.52% and 3.91%, respectively, Interest-earning assets - 4.70% and 4.83%, respectively. GAAP basis net interest rate spreads were 3.31% and 3.24%, respectively, and GAAP basis net interest margins were 3.55% and 3.56%, respectively.

Average Balance Sheet - unaudited

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended			Three months ended
	March 31, 2012			December 31, 2011
			Avg.			Avg.
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(h)	Cost	Balance	(h)	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,579,071	78,691	5.67%	$5,544,194	80,395	5.79%
Mortgage-backed securities (c)	746,954	4,691	2.51%	797,071	5,077	2.55%
Investment securities (c) (d)	343,059	4,336	5.06%	376,545	4,776	5.07%
FHLB stock	48,246	—	—	49,775	—	—
Other interest-earning deposits	658,747	380	0.23%	615,906	423	0.27%

Total interest-earning assets	7,376,077	88,098	4.80%	7,383,491	90,671	4.90%

Noninterest earning assets (e)	615,734			571,873

Total assets	$7,991,811			$7,955,364

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,100,312	1,106	0.40%	$1,064,533	1,139	0.42%
Interest-bearing demand accounts	785,935	227	0.12%	787,674	238	0.12%
Money market accounts	976,194	965	0.40%	959,378	1,013	0.42%
Certificate accounts	2,236,823	10,646	1.91%	2,308,440	11,837	2.03%
Borrowed funds (f)	833,843	6,477	3.12%	836,948	6,604	3.13%
Junior subordinated debentures	103,094	1,422	5.46%	103,094	1,437	5.45%

Total interest-bearing liabilities	6,036,201	20,843	1.38%	6,060,067	22,268	1.46%

Noninterest bearing liabilities (g)	801,157			734,898

Total liabilities	6,837,358			6,794,965

Shareholders’ equity	1,154,453			1,160,399

Total liabilities and shareholders’ equity	$7,991,811			$7,955,364

Net interest income/ Interest rate spread		67,255	3.42%		68,403	3.44%

Net interest-earning assets/ Net interest margin	$1,339,876		3.65%	$1,323,424		3.71%

Ratio of interest-earning assets to interest-bearing liabilities	1.22X			1.22X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.63% and 5.76%, respectively, Investment securities - 3.52% and 3.59%, respectively,Interest-earning assets - 4.70% and 4.80%, respectively. GAAP basis net interest rate spreads were 3.31% and 3.34%, respectively, and GAAP basis net interest margins were 3.55% and 3.60%, respectively.